Composite Copy
                                                      Reflecting Amendments
                                                     through August 25, 1995


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                       GIDDINGS & LEWIS, INC., AS AMENDED


                                    ARTICLE I

             The name of the Corporation is GIDDINGS & LEWIS, INC.

                                   ARTICLE II

             The period of existence of the Corporation shall be perpetual.

                                   ARTICLE III

             The purpose or purposes for which the Corporation is organized is to carry on and engage in any lawful activity within the purposes for which corporations may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.

                                   ARTICLE IV

             The aggregate number of shares which the Corporation shall have the authority to issue shall be seventy-four million (74,000,000) shares, consisting of: (i) seventy million (70,000,000) shares of a class designated as "Common Stock," with a par value of $.10 per share; (ii) three million (3,000,000) shares of a class designated as "Class A Preferred Stock," with a par value of $.10 per share; and (iii) one million (1,000,000) shares of a class designated as "Senior Preferred Stock," with a par value of $1.00 per share. For purposes of these Restated Articles of Incorporation, the Class A Preferred Stock and the Senior Preferred Stock are collectively referred to herein as the "Preferred Stock."

             The designation, relative rights, preferences and limitations of the shares of each class and the authority of the Board of Directors of the Corporation to establish and to designate series of the Senior Preferred Stock and of the Class A Preferred Stock and to fix the variations in the relative rights, preferences and limitations as between such series, shall be as set forth herein.

        A.   SENIOR PREFERRED STOCK.

             (1) Series and Variations Between Series. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this paragraph A, to provide for the issuance of Senior Preferred Stock in series, each of such series to be distinctively designated, and to have such redemption rights, dividend rights, rights on dissolution or distribution of assets, conversion or exchange rights, voting powers, designations, preferences and relative participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof as shall be provided by the Board of Directors.

             (2) Dividends. Before any dividends shall be paid or set apart for payment upon shares of Class A Preferred Stock or Common Stock, the holders of each series of Senior Preferred Stock shall be entitled to receive dividends at the rate and at such times as specified in the particular series. The holders of shares of Senior Preferred Stock shall have no rights to participate with the holders of shares of Class A Preferred Stock or the holders of shares of Common Stock in any distribution of dividends in excess of the preferential dividends fixed for such Senior Preferred Stock.

             (3) Liquidation, Dissolution or Winding Up. In case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Senior Preferred Stock shall be entitled to receive out of the assets of the Corporation in money or money's worth the amount specified in the particular series for each share at the time outstanding together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to the holders of shares of Class A Preferred Stock or the holders of shares of Common Stock. The holders of shares of Senior Preferred Stock shall have no rights to participate with the holders of shares of Class A Preferred Stock or the holders of shares of Common Stock in the assets of the Corporation available for distribution to shareholders in excess of the preferential amount fixed for such Senior Preferred Stock.

             (4) Voting Rights. The holders of Senior Preferred Stock shall have only such voting rights as are fixed for shares of such series by the Board of Directors pursuant to this paragraph A or are provided by law.


        B.   CLASS A PREFERRED STOCK.

             (1) Series and Variations Between Series. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this paragraph B, to provide for the issuance of the Class A Preferred Stock in series, to establish or change the number of shares to be included in each such series and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but not be limited to, determination of the following:

                  (i) The number of shares constituting that series and the distinctive designation of that series;

                  (ii) The dividend rate or rates on the shares of that
             series and/or the method of determining such rate or rates and the timing of dividend payments on the shares of such series;

                  (iii) Whether and to what extent the shares of that series shall have voting rights in addition to the voting rights provided by law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

                  (iv) Whether the shares of that series shall be
             convertible into shares of stock of any other series, and, if so, the terms and conditions of such conversion, including the price or prices or the rate or rates of conversion and the terms of adjustment thereof;

                  (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (vi) The rights of the shares of that series in the
             event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (vii) The obligation, if any, of the Corporation to retire shares of that series pursuant to a sinking fund; and

                  (viii) Any other relative rights, preferences and limitations of that series.

             Subject to the designations, relative rights, preferences and limitations provided pursuant to this paragraph B, each share of Class A Preferred Stock shall be of equal rank with each other share of Class A Preferred Stock.

             (2) Dividends. Before any dividends shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Class A Preferred Stock shall be entitled to receive dividends at the rate and at such times as specified in the particular series. Dividends on shares of Class A Preferred Stock shall be paid out of any funds legally available for the payment of such dividends, when and if declared by the Board of Directors. Such dividends shall accumulate on each share of Class A Preferred Stock from the date of issuance. All dividends on shares of Class A Preferred Stock shall be cumulative so that if the Corporation shall not pay, on a timely basis, the specified dividend, or any part thereof, on the shares of Class A Preferred Stock then issued and outstanding, such deficiency shall thereafter be fully paid, but without interest, before any dividend shall be paid or set apart for payment on the Common Stock.

             Any dividend paid upon the Class A Preferred Stock and at a time when any accumulated dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accumulated dividend for the earliest dividend period for which dividends are then delinquent, and shall be so designated to each shareholder to whom payment is made. All shares of Class A Preferred Stock shall rank equally and shall share ratably, in proportion to the rate of dividend of the series, in all dividends paid or set aside for payment for any dividend period or part thereof upon any such shares.

             Except to the limited extent hereinafter provided, so long as any shares of Class A Preferred Stock shall be outstanding, no dividend, whether in cash, stock or otherwise, shall be paid or declared nor shall any distribution be made on the Common Stock, nor shall any Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, nor shall any moneys be paid to or set aside or made available for a sinking fund for the purchase or redemption of any Common Stock, unless:

                  (i) All dividends on the Class A Preferred Stock of all series for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

                  (ii) The Corporation shall have set aside all amounts
             theretofore required to be set aside as and for all sinking fund accounts, if any, for the redemption or purchase of all series of Class A Preferred Stock for all past sinking fund payment periods or dates.

   The foregoing provisions shall not, however, apply to, or in any way restrict (x) any acquisition of Common Stock in exchange solely for Common Stock; (y) the acquisition of Common Stock through application of the proceeds of the sale of Common Stock; or (z) stock dividends or distributions payable only in shares of stock having rights and preferences subordinate to the Class A Preferred Stock.

             (3) Liquidation, Dissolution or Winding Up. In case of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation in money or money's worth the amount specified in the particular series for each share at the time outstanding together with all accrued but unpaid dividends thereon, before any of such assets shall be paid or distributed to holders of Common Stock. In case of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if the assets of the Corporation shall be insufficient to pay the holders of all shares of Class A Preferred Stock then outstanding the entire amounts to which they may be entitled, the holders of shares of each outstanding series of Class A Preferred Stock shall share ratably in such assets in proportion to the respective amounts payable in liquidation.

             (4) Voting Rights. The holders of Class A Preferred Stock shall have only such voting rights as are fixed for shares of each series by the Board of Directors pursuant to this paragraph B or are provided by law.

             (5)  Class A Preferred Stock, Series A.

             (i) Designation and Amount. There is hereby created a series of Class A Preferred Stock which shall be designated as "Class A Preferred Stock, Series A" (the "Class A Preferred Stock, Series A"); the number of shares constituting such series shall be Three Hundred Fifty Thousand (350,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class A Preferred Stock, Series A, to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Class A Preferred Stock, Series A.

             (ii) Dividends and Distributions.

             (I) The holders of shares of Class A Preferred Stock, Series A, in preference to the holders of Common Stock of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock, Series A, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or
   (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Class A Preferred Stock, Series A. In the event the Corporation shall at any time after February 7, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Class A Preferred Stock, Series A, were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (II) The Corporation shall declare a dividend or distribution on the Class A Preferred Stock, Series A, as provided in paragraph (I) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class A Preferred Stock, Series A, shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             (III) Dividends shall begin to accrue and be cumulative on outstanding shares of Class A Preferred Stock, Series A, from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class A Preferred Stock, Series A, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock, Series A, entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class A Preferred Stock, Series A, in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock, Series A, entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

             (iii) Voting Rights. The holders of shares of Class A Preferred Stock, Series A, shall have the following voting rights:

             (I) Subject to the provision for adjustment hereinafter set forth, each share of Class A Preferred Stock, Series A, shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Class A Preferred Stock, Series A, were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (II) Except as otherwise provided herein, in any other resolution of the Board of Directors creating a series of Class A Preferred Stock or any similar stock, or by law, the holders of shares of Class A Preferred Stock, Series A, and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

             (III) Except as set forth herein, holders of Class A Preferred Stock, Series A, shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

             (iv) Certain Restrictions.

             (I) Whenever quarterly dividends or other dividends or distributions payable on the Class A Preferred Stock, Series A, as provided in subparagraph (ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preferred Stock, Series A, outstanding shall have been paid in full, the Corporation shall not:

                  (1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock, Series A;

                  (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, Series A, except dividends paid ratably on the Class A Preferred Stock, Series A, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, Series A, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior to or on a parity with (both as to dividends or upon dissolution, liquidation or winding
             up) the Class A Preferred Stock, Series A; or

                  (4) purchase or otherwise acquire for consideration any shares of Class A Preferred Stock, Series A, or any shares of stock ranking on a parity with the Class A Preferred Stock, Series A, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (II) The Corporation shall not permit any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Corporation or otherwise controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (I) of this subparagraph (iv), purchase or otherwise acquire such shares at such time and in such manner.

             (v) Reacquired Shares. Any shares of Class A Preferred Stock, Series A, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class A Preferred Stock, par value $.10 per share, and may be reissued as part of a new series of Class A Preferred Stock, par value $.10 per share, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

             (vi) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock, Series A, unless, prior thereto, the holders of shares of Class A Preferred Stock, Series A, shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Class A Preferred Stock, Series A, shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, Series A, except distributions made ratably on the Class A Preferred Stock, Series A, and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class A Preferred Stock, Series A, were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (vii) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock, Series A, shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
   (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock, Series A, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (viii) No Redemption. The shares of Class A Preferred Stock, Series A, shall not be redeemable.

             (ix) Fractional Shares. Class A Preferred Stock, Series A, may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock, Series A.

             (6)  Class A Preferred Stock, Series B.

             (i) Designation and Amount. There is hereby created a series of Class A Preferred Stock which shall be designated as "Class A Preferred Stock, Series B" (the "Class A Preferred Stock, Series B"); the number of shares constituting such series shall be Seven Hundred Thousand (700,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class A Preferred Stock, Series B, to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Class A Preferred Stock, Series B.

             (ii) Dividends and Distributions.

             (I) The holders of shares of Class A Preferred Stock, Series B, in preference to the holders of Common Stock of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock, Series B, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or
   (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Payment Date, since the first issuance of any share or fraction of a share of Class A Preferred Stock, Series B. In the event the Corporation shall at any time after August 23, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
   (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Class A Preferred Stock, Series B, were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (II) The Corporation shall declare a dividend or distribution on the Class A Preferred Stock, Series B, as provided in paragraph (I) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class A Preferred Stock, Series B, shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

             (III) Dividends shall begin to accrue and be cumulative on outstanding shares of Class A Preferred Stock, Series B, from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class A Preferred Stock, Series B, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock, Series B, entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class A Preferred Stock, Series B, in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock, Series B, entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

             (iii) Voting Rights. The holders of shares of Class A Preferred Stock, Series B, shall have the following voting rights:

             (I) Subject to the provision for adjustment hereinafter set forth, each share of Class A Preferred Stock, Series B, shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Class A Preferred Stock, Series B, were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (II) Except as otherwise provided herein, in any other resolution of the Board of Directors creating a series of Class A Preferred Stock or any similar stock, or by law, the holders of shares of Class A Preferred Stock, Series B, and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

             (III) Except as set forth herein, holders of Class A Preferred Stock, Series B, shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

             (iv) Certain Restrictions.

             (I) Whenever quarterly dividends or other dividends or distributions payable on the Class A Preferred Stock, Series B, as provided in subparagraph (ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preferred Stock, Series B, outstanding shall have been paid in full, the Corporation shall not:

                  (1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock, Series B;

                  (2) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, Series B, except dividends paid ratably on the Class A Preferred Stock, Series B, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (3) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, Series B, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior to or on a parity with (both as to dividends or upon dissolution, liquidation or winding
             up) the Class A Preferred Stock, Series B; or

                  (4) purchase or otherwise acquire for consideration any shares of Class A Preferred Stock, Series B, or any shares of stock ranking on a parity with the Class A Preferred Stock, Series B, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

             (II) The Corporation shall not permit any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Corporation or otherwise controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (I) of this subparagraph (iv), purchase or otherwise acquire such shares at such time and in such manner.

             (v) Reacquired Shares. Any shares of Class A Preferred Stock, Series B, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class A Preferred Stock, par value $.10 per share, and may be reissued as part of a new series of Class A Preferred Stock, par value $.10 per share, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

             (vi) Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock, Series B, unless, prior thereto, the holders of shares of Class A Preferred Stock, Series B, shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Class A Preferred Stock, Series B, shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Class A Preferred Stock, Series B, except distributions made ratably on the Class A Preferred Stock, Series B, and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class A Preferred Stock, Series B, were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (vii) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock, Series B, shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
   (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock, Series B, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

             (viii) No Redemption. The shares of Class A Preferred Stock, Series B, shall not be redeemable.

             (ix) Fractional Shares. Class A Preferred Stock, Series B, may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock, Series B.

        C.   COMMON STOCK.

             (1) Dividends. Subject to the provisions of this Article IV, the Board of Directors may, in its sole discretion, out of funds legally available for the payment of dividends and at such times and in such manner as determined by the Board of Directors, declare and pay dividends on the Common Stock.

             (2) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of shares of Senior Preferred Stock and Class A Preferred Stock the full preferential amounts to which they are entitled, the holders of outstanding shares of Common Stock shall be entitled to receive pro rata, according to the number of shares held by each, the remaining assets of the Corporation available for distribution.

             (3) Voting Rights. Except as otherwise provided by law and except as may be determined by the Board of Directors with respect to the Senior Preferred Stock and the Class A Preferred Stock pursuant to paragraphs A and B of this Article IV, only the holders of Common Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Upon any such vote the holders of Common Stock shall, except as otherwise provided by law, be entitled to one vote for each share of Common Stock held by them respectively.

        D.   PREEMPTIVE RIGHTS.

             Except as the Board of Directors of the Corporation may otherwise determine from time to time, no shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or additional shares of capital stock of the Corporation or securities convertible into shares of capital stock, whether now or hereafter authorized.

                                    ARTICLE V

        A.   POWERS, NUMBER, QUALIFICATIONS, CLASSIFICATION AND
             NOMINATION OF DIRECTORS.

             The general powers, number, classification and tenure of the directors of the Corporation shall be as set forth in Section 3.01 of
   Article III of the By-laws of the Corporation (and as such Section shall exist from time to time). Such Section 3.01 of the By-laws, or any provision thereof, may only be amended, altered, changed or repealed by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class; provided, however, that the Board of Directors, by resolution adopted by the Requisite Vote (as hereinafter defined), may amend, alter, change or repeal Section 3.01 of the By-laws, or any provision thereof, without a vote of the shareholders. As used herein, the term "Requisite Vote" shall mean the affirmative vote of at least two-thirds of the directors then in office plus one director.

        B.   REMOVAL OF DIRECTORS.

             Any director may be removed from office with or without cause, but only by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class; provided, however, that if the Board of Directors by resolution adopted by the Requisite Vote shall have recommended removal of a director, then the shareholders may remove such director from office with or without cause by a majority vote of such outstanding shares.

        C.   VACANCIES.

             Any vacancy occurring in the Board of Directors, including a vacancy created by the removal of a director or an increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum of the Board of Directors. Any director so elected shall serve until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

        D.   AMENDMENTS.

             (1) Notwithstanding any other provision of these Articles of Incorporation, the provisions of this Article V shall be amended, altered, changed or repealed only by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class.

             (2) Notwithstanding the foregoing and any provisions in the By-laws of the Corporation, whenever the holders of any one or more series of Preferred Stock issued by the Corporation pursuant to Article IV hereof shall have the right, voting separately as a class or by series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Stock applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by the terms of the applicable series.

                                   ARTICLE VI

             The address of the registered office of the Corporation is 142 Doty Street, Fond du Lac, Wisconsin 54935, in Fond du Lac County. The name of the Corporation's registered agent at such address is Richard C. Kleinfeldt.

                                   ARTICLE VII

             The Corporation shall have the express right to acquire and dispose of its own shares on such terms and conditions as the Board of Directors may from time to time determine and agree.

                                  ARTICLE VIII

             The directors and officers of the Corporation shall be entitled to such rights of indemnification and otherwise as are provided by law and by Article IX of the By-laws. Article IX of the By-laws, or any provision thereof, shall be amended, altered, changed or repealed only by the affirmative vote of shareholders holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of all classes of capital stock of the Corporation generally possessing voting rights in the election of directors, considered for this purpose as a single class; provided, however, that the Board of Directors, by resolution adopted by the affirmative vote of two-thirds of the directors then in office plus one director, may amend, alter, change or repeal
   Article IX of the By-laws, or any provision thereof, without a vote of the shareholders.

                                   ARTICLE IX

             These Articles of Incorporation may be amended solely as authorized hereby and by law at the time of amendment.

                                    ARTICLE X

             Sections 180.25(9) and 180.725 of the Wisconsin Business Corporation Law as in effect on the date hereof, and as such Sections may be amended from time to time, shall not apply to this Corporation.


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